Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 24, 2014, with respect to the consolidated financial statements, included in the Current Report of Yuma Energy, Inc. on Form 8-K/A filed on September 22, 2014. We hereby consent to the incorporation by reference of said report in this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement.

/s/ Grant Thornton LLP

Houston, Texas
December 22, 2014